Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of January 31, 2008 and entered into by and between NETWORK CN INC., a Delaware corporation (“Company” or “Grantor”), and SCULPTOR FINANCE (MD) IRELAND LIMITED, as Collateral Agent for and representative of the Investors (as herein defined) (in such capacity herein called “Secured Party”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Network Notes referenced below.

PRELIMINARY STATEMENTS

A.           Pursuant to the Note and Warrant Purchase Agreement dated as of November 19, 2007 by and among Company, Investors, Shanghai Quo Advertising Company Limited, Lina Zhang and Qinxiu Zhang (said Note and Warrant Purchase Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Purchase Agreement”), Investors have made certain commitments, subject to the terms and conditions set forth in the Purchase Agreement, to, among other things, purchase certain 3% Senior Secured Convertible Notes all due June 30, 2011 (as they may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Network Notes”) from the Company.

B.           Concurrently with the purchase of the Network Notes, Company will also issue to the Investors certain warrants to purchase shares of common stock of Company and Company will lend the proceeds of the Network Notes to its wholly-owned subsidiary, NCN Group Limited, a company incorporated under the laws of the British Virgin Islands (“NCN Group”).  Such loan will be evidenced by a Secured Promissory Note issued by NCN Group in favor of the Company (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “NCN Group Note”).

C.           It is a condition precedent to the Third Closing under the Purchase Agreement that Grantor listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in order to induce Investors to purchase the Network Notes under the Purchase Agreement, Grantor hereby agrees with Secured Party as follows:

SECTION 1.          Grant of Security.

Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor’s right, title and interest in and to all of the personal property of Grantor including the following, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired and wherever the same may be located (the “Collateral”):

(a)          all Accounts;

(b)          all Chattel Paper;

(c)          all Money and all Deposit Accounts, together with all amounts on depositfrom time to time in such Deposit Accounts;

(d)          all Documents;

(e)          all General Intangibles (including patents, trademarks, service marks,copyrights, and other intellectual property), Payment Intangibles andSoftware;

(f)           all Goods, including Inventory, Equipment and Fixtures;

(g)          all Instruments;

(h)          all Investment Property;

(i)           all Letter-of-Credit Rights and other Supporting Obligations;

(j)           all Records;

(k)          all Commercial Tort Claims; and

(l)           all Proceeds and Accessions with respect to any of the foregoingCollateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC, it being the intention of the Grantor that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

Notwithstanding the foregoing, the Collateral shall not include any Equity Interests owned by Grantor or a Subsidiary of Grantor if the Subsidiary is a controlled foreign corporation (as such term is defined in Section 957(a) of the United States Internal Revenue Code of 1986, as amended) in excess of 66% of the voting power of all classes of Equity Interests of such Subsidiary entitled to vote.

SECTION 2.          Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of Grantor.  “Secured Obligations” means all obligations and liabilities of every nature owed by Grantor to Secured Party and each Investor now or hereafter existing under or arising out of or in connection with the Purchase Agreement and the other Transaction Documents and in each case together with all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Investor as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations, whether or not a claim is allowed against Grantor for such amounts in the related bankruptcy proceeding).

SECTION 3.          Representations and Warranties.

Grantor represents and warrants as follows:

(a)           Jurisdiction of Organization.  Grantor’s name as it appears in official filings in the state of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization and organization number provided by the applicable government authority of the jurisdiction of organization are set forth on Schedule 1 annexed hereto.

(b)           Names.  Grantor (or predecessor by merger or otherwise of Grantor) has not, within the five year period preceding the date hereof, had a different name from the name of Grantor listed on the signature pages hereof, except as set forth on Schedule 2 annexed hereto.

(c)           Due Authorization, etc.  Grantor is duly formed, validly existing and in good standing under the law of its jurisdiction of organization and has full entity power and authority to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary entity action.  This Agreement constitutes a legally valid and binding obligation of Grantor, enforceable against such Grantor in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d)           No Conflict.  The execution, delivery and performance of this Agreement by Grantor will not violate the organizational documents of Grantor, any U.S. federal or state law typically applicable to agreements similar to this Agreement, transactions of the nature contemplated by this Agreement, or generally applicable to companies engaged in the same line of business as the Company, which violation would adversely affect the Company, the Secured Party or the Investors, or any order, judgment or decree of any court or other governmental agency to which the Grantor is a party.

(e)           Security Interests.  The security interests in the Collateral granted hereunder constitute valid security interests in the Collateral, securing payment of the Secured Obligations.

SECTION 4.          Further Assurances.

Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Grantor will:  (a) (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (ii) execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of Deposit Accounts and Investment Property of Grantor, (iii) deliver to Secured Party all certificates or Instruments representing or evidencing Investment Property, accompanied by duly executed endorsements or instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party and (iv) deliver such other instruments or notices, in each case, as may be necessary, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; (c) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party; (d) at Secured Party’s request, appear in and defend any action or proceeding that may affect Grantor’s title to or Secured Party’s security interest in all or any part of the Collateral; and (e) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Secured Party with respect to any Collateral. Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of Grantor).

SECTION 5.         Certain Covenants of Grantor.

Grantor shall:

(a)           not use or permit any Collateral to be used in violation of any provision of this Agreement or in violation in any material respect of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)           give Secured Party at least 30 days’ prior written notice of any change in Grantor’s name, identity or corporate structure;

(c)           give Secured Party at least 30 days’ prior written notice of any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of Grantor;

(d)           pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment; and

(e)           permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from Records of the Collateral, and Grantor agrees to render to Secured Party, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

SECTION 6.          Special Covenants with respect to Accounts.

Except as otherwise provided in this section, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts.  In connection with such collections, Grantor may take (and, upon the occurrence and during the continuance of an Event of Default, at Secured Party’s direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to (a) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, (b) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (c) enforce collection of any such Accounts at the expense of Grantor, and (d) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done.  After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other Instruments) received by Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement), and (ii) Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 7.          Secured Party Appointed Attorney-in-Fact.

Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor;

(b)           upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(d)           upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

(e)           upon the occurrence and during the continuance of an Event of Default, to pay or discharge liens (other than liens permitted under this Agreement or the Purchase Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

(f)           upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g)           upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 8.          Secured Party May Perform; Standard of Care .

Upon the occurrence and during the continuance of an Event of Default, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 11 hereof.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 9.          Remedies.

(a)           Generally.  If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Investor and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Investor and (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Collateral constituting Investment Property.  Secured Party or any Investor may be the purchaser of any or all of the Collateral at any such sale and Secured Party, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.  Grantor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

(b)           Intellectual Property.  In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.  This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

SECTION 10.        Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority:

FIRST:  To the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its  agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Secured Party in connection therewith or the other Transaction Documents and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

SECOND:  To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof); and

THIRD:  To the payment to or upon the order of Company, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 11.        Indemnity and Expenses.

Grantor agrees to pay to Secured Party upon demand the amount of any and all costs and expenses, including the fees and expenses of counsel and of any experts and agents, that Secured Party may incur in connection with the exercise of rights or remedies hereunder following an Event of Default or the failure by any Grantor to perform or observe any of the provisions hereof.  The obligations of Grantor in this Section 11 shall survive the termination of this Agreement and the discharge of Grantor’s other obligations under this Agreement, the Purchase Agreement and the other Transaction Documents.

SECTION 12.        Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor.

SECTION 13.        Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the address of each party hereto shall be set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 14.        Failure or Indulgence Not Waiver; Remedies Cumulative; Severability.

(a)           No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b)           In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 15.        Continuing Security Interest; Transfer of Loans; Termination andRelease.

(a)           This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations (other than Unasserted Obligations) and termination of all commitments to extend credit under the Purchase Agreement, (ii) be binding upon Grantor and its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), Secured Party may assign or otherwise transfer any loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

(b)           Upon the payment in full of all Secured Obligations (other than Unasserted Obligations) and termination of all commitments to extend credit under the Purchase Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor.  Upon such termination, Secured Party shall, upon Grantor’s request and at Grantor’s request, to file any UCC termination statements necessary to effect such termination and Secured Party shall, at Grantor’s expense, execute and deliver to Grantor any additional documents or instruments as Grantor shall reasonably request to evidence such termination.

SECTION 16.        Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 17.        Governing Law; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

SECTION 18.        Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.

SECTION 19.        Waiver of Jury Trial.

GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

SECTION 20.        Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 21.        Definitions.

(a)           Each capitalized term utilized in this Agreement that is not defined in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b)           In addition, the following terms used in this Agreement shall have the following meanings:

“Collateral” has the meaning set forth in Section 1 hereof.

“Purchase Agreement” has the meaning set forth in the Preliminary Statementsof this Agreement.

“Event of Default” means any Event of Default as defined in each of theNetwork Notes, the NCN Group Note or any other Transaction Document.

“Equity Interests” means all shares of stock, partnership interests, interests injoint ventures, limited liability company interests and all other equity interests in aPerson, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC.

“Investors” has the meaning set forth in the Purchase Agreement.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

“Secured Obligations” has the meaning set forth in Section 2 hereof.

“Subsidiary” has the meaning set forth in the Purchase Agreement.

“UCC” means the Uniform Commercial Code, as it exists on the date of thisAgreement or as it may hereafter be amended, in the State of New York.

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IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NETWORK CN INC.

By:	/s/ Godfrey C. Hui
	Name:	Godfrey C. Hui
	Title:	CEO and Director

Notice Address: 21F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong Fax: (852) 2295-6977

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SCULPTOR FINANCE (MD) IRELAND LIMITED, as Collateral Agent, as Secured Party

By:	/s/ Jennifer Coyne
	Name:	Jennifer Coyne
	Title:	Director

Notice Address: 5 Harbourmaster Place, IFSC Dublin, Ireland Facsimilie number: +353 1 6806050

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SCHEDULE 1
TO
SECURITY AGREEMENT

Type and Jurisdiction of Organization

Name of Grantor	Type of Organization	Jurisdiction of Organization	Organization Number

SCHEDULE 2
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SECURITY AGREEMENT

Other Names

Name of Grantor	Other Names